UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

MISTER GOODY, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54517	27-5414480
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7877 Emerald Winds Circle Boynton Beach, Florida		33473
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-396-0554

Not Applicable
(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

As previously reported, Mister Goody, Inc. (the “Company”) entered into a consulting agreement, dated April 1, 2011, with Brendan Vogel (“Vogel”), pursuant to which Vogel was to be paid $2,500 per month for services provided to the Company. On August 2, 2012, the Company and Vogel amended the agreement whereby Vogel shall be paid a 10% commission on sales he generates during each calendar quarter.

As previously reported, Mister Goody, Inc. (the “Company”) entered into a consulting agreement, dated April 1, 2011, with Joel Arberman (“Arberman”), pursuant to which Arberman was to be paid $2,500 per month for services provided to the Company. On August 2, 2012, the Company and Arberman amended the agreement whereby Arberman shall be paid a 10% commission on sales he generates during each calendar quarter.

The consulting agreements dated April 1, 2011 with Brendan Vogel and Joel Arberman were filed as exhibits 10.2 and 10.3, respectively, to the Company’s Registration Statement on Form S-1 filed on June 16, 2011 and are hereby incorporated by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit No.	Document Description

10.1	Arberman Amendment to Consulting Agreement dated August 2, 2012
10.2	Vogel Amendment to Consulting Agreement dated August 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2012

MISTER GOODY, INC.

By:	/s/ Joel Arberman
Joel Arberman
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director